Exhibit 99

                       Information Regarding Joint Filers


Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          August 7, 2006

Issuer Name and Ticker Symbol:      Castelle (CSTL)

Names:            Zeff Holding Company, LLC, and Zeff Capital Partners I, L.P.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Castelle.

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ZEFF HOLDING COMPANY, LLC             ZEFF CAPITAL PARTNERS I, L.P


                                      By:  Zeff Holding Company, LLC,
                                      as general partner
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By:                                   By:
---------------------------        ----------------------------------
 Name:  Daniel Zeff                    Name:  Daniel Zeff
 Title:     Manager                    Title:     Manager
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